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                                                                    EXHIBIT 99.1

                  PROXY FOR SPECIAL MEETING ON AUGUST 13, 1996

TWENTIETH BANCORP, INC.
1900 THIRD AVENUE
HUNTINGTON, WEST VIRGINIA 25703-0527
THIS PROXY IS SOLICITED BY MANAGEMENT AT THE DIRECTION OF THE
BOARD OF DIRECTORS OF TWENTIETH
BANCORP, INC. AND MAY BE REVOKED
PRIOR TO ITS EXERCISE


     KNOW ALL PERSONS BY THESE PRESENTS, that I (we) the undersigned Shareholder(s) of Twentieth Bancorp, Inc. ("Twentieth"), Huntington, West Virginia, does (do) hereby nominate, constitute and appoint Robert M. Levy, William K. Ward and Thomas L. McGinnis or any one of them, as my (our) true and lawful attorney(s) with full power of substitution, for me (us) and in my (our) name, place and stead, to vote all the capital stock of said corporation standing in my (our) name on its books at the close of business on June 28, 1996 at the Special Meeting of Shareholders to be held August 13, 1996 at 2:00 p.m., Local Time, in the Third Floor Auditorium of The Twentieth Street Bank, 1900 Third Avenue, Huntington, West Virginia, or at any adjournment or adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:


1. A proposal to approve and ratify the proposed merger of Twentieth Bancorp, Inc. with and into Horizon Bancorp, Inc. ("Horizon") in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996.

                 ____ FOR        ____ AGAINST        ____ ABSTAIN

2. Any other business which may properly be brought before the meeting or any adjournment thereof.


                ____ IN ACCORDANCE WITH THE         ____ ABSTAIN
                     RECOMMENDATION OF THE
                     BOARD OF DIRECTORS.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MERGER OF TWENTIETH BANCORP, INC. WITH AND INTO HORIZON BANCORP, INC. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

THIS PROXY IS SOLICITED BY MANAGEMENT AT THE DIRECTION OF THE BOARD OF DIRECTORS OF TWENTIETH BANCORP, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                               Dated:  , 1996

                                               ---------------------------------
                                                  (Signature of Shareholder)

                                               ---------------------------------
                                                  (Signature of Shareholder)

                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give full
                                               title. If more than one trustee,
                                               all should sign. ALL JOINT OWNERS
                                               MUST SIGN. If a corporation,
                                               please sign full corporate name
                                               by President or other authorized
                                               officer. If a partnership, please
                                               sign partnership name by
                                               authorized person.